UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2015

SPANISH BROADCASTING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7707 NW 77th Avenue		33166
(Address of principal executive offices)		(Zip Code)

(305) 441-6901

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Election of Common Stock Directors

On June 4, 2015, Spanish Broadcasting System, Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”). The stockholders considered and voted on one proposal submitted for stockholder vote, which is described in detail in the Company’s 2015 Proxy Statement. There were 4,166,991 shares of Class A common stock and 2,340,353 shares of Class B common stock outstanding and entitled to vote at the meeting. Common stockholders are entitled to one vote for each share of Class A common stock and ten votes for each share of Class B common stock. The following is a brief description of the matters voted on at the Annual Meeting and the final results of such voting:

The six Common Stock Directors were elected at the Annual Meeting to hold office until such time as their respective successors have been duly elected and qualified based upon the following votes:

Nominee Common Stock Directors	Votes For	Votes Against/ Withheld
Raúl Alarcón	24,480,190	990,822
Joseph A. Garcia	24,475,680	995,332
Manuel E. Machado	24,637,039	833,973
Jason L. Shrinsky	24,641,095	829,917
Jose A. Villamil	24,637,303	833,709
Mitchell A. Yelen	24,637,299	833,713

Preferred Stock Directors

Alan Miller and Gary Stone, the two directors elected by the holders of the Series B Preferred Stock at the 2014 annual meeting, were not subject to election at this year’s annual meeting and continue to serve as directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC.

June 10, 2015	By:	/s/ Joseph A. García
Joseph A. García
Chief Financial Officer, Chief Administrative Officer Senior Executive Vice President and Secretary